                        ADDENDUM TO MANAGEMENT AGREEMENT

         This Addendum, dated as of September 3, 2002, supplements the
Management Agreement (the "Agreement") dated as of August 1, 1997, by and between American Century Capital Portfolios, Inc., ("ACCP") and American Century
Investment Management, Inc. ("ACIM").

         IN CONSIDERATION of the mutual promises and conditions herein contained, the parties agree as follows (all capitalized terms used herein and not otherwise defined having the meaning given them in the Agreement):

         1. ACIM shall manage the following classes (the "New Classes") of shares to be issued by ACCP, and for such management shall receive the
Applicable Fee set forth below:

                  Name of Series                                          Applicable Fee
                  --------------                                          --------------

         Value Fund                         A Class                            1.00%
                                            B Class                            1.00%
                                            C Class II                         1.00%

         Large Company Value Fund   A Class                            0.90% of first $1 billion
                                                                       0.80% of the next $4 billion
                                                                       0.70% over $5 billion

                                            B Class                    0.90% of first $1 billion
                                                                       0.80% of the next $4 billion
                                                                       0.70% over $5 billion

                                            C Class II                 0.90% of first $1 billion
                                                                       0.80% of the next $4 billion
                                                                       0.70% over $5 billion

         2. ACIM shall manage the New Classes in accordance with the terms and conditions specified in the Agreement for its existing management responsibilities.

         IN WITNESS WHEREOF, the parties have caused this Addendum to the
Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

Attest:                                              AMERICAN CENTURY
                                                     CAPITAL PORTFOLIOS, INC.

/s/Anastasia H. Enneking                             /s/Charles A. Etherington
Anastasia H. Enneking                                Charles A. Etherington
Assistant Secretary                                  Vice President

Attest:                                              AMERICAN CENTURY INVESTMENT
                                                            MANAGEMENT, INC.

/s/Anastasia H. Enneking                             /s/Charles A. Etherington
Anastasia H. Enneking                                Charles A. Etherington
Assistant Secretary                                  Vice President